Exhibit 99.1

The Buckle, Inc.

2407 W. 24th St. Kearney, NE 68845

P.O. Box 1480 Kearney, NE 68848-1480

phone: 308-236-8491

fax: 308-236-4493

For Immediate Release: December 16, 2008	web: www.buckle.com

Contact: Karen B. Rhoads, Chief Financial Officer

The Buckle, Inc.

308/236-8491

THE BUCKLE, INC. REPORTS QUARTERLY DIVIDEND

KEARNEY, NE -- The Buckle, Inc. (NYSE: BKE) announced that at its quarterly Board of Directors meeting, held on December 15, 2008, the Board authorized a $0.20 per share quarterly dividend to be paid to shareholders of record at the close of business on January 15, 2009, with a payment date of January 27, 2009.

About Buckle

Offering a unique mix of high-quality, on-trend apparel, accessories, and footwear, Buckle caters to fashion-conscious young men and women. Known as a denim destination, each store carries a wide selection of fits, styles, and finishes from leading denim brands, including the Company’s exclusive brand, BKE. Headquartered in Kearney, Nebraska, Buckle currently operates 388 retail stores in 39 states.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995; All forward-looking statements made by the Company involve material risks and uncertainties and are subject to change based on factors which may be beyond the Company's control. Accordingly, the Company's future performance and financial results may differ materially from those expressed or implied in any such forward-looking statements. Such factors include, but are not limited to, those described in the Company's filings with the Securities and Exchange Commission. The Company does not undertake to publicly update or revise any forward-looking statements even if experience or future changes make it clear that any projected results expressed or implied therein will not be realized.

News releases and other information about The Buckle, Inc. can be found on the Internet at www.buckle.com.

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